UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2017

Inotek Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 Hartwell Avenue Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 676-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 12, 2017, Inotek Pharmaceuticals Corporation (“Inotek”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Rocket Pharmaceuticals, Ltd., a privately held biopharmaceutical company (“Rocket”) and Rome Merger Sub, a wholly owned subsidiary of Inotek (“Merger Subsidiary”), pursuant to which the Merger Subsidiary will be merged with and into Rocket (the “Merger”) at the effective time of the Merger, with Rocket continuing after the Merger as the surviving company and a wholly-owned subsidiary of Inotek.

Subject to the terms and conditions of the Merger Agreement, the percentage of the combined company that Inotek stockholders will own following the closing of the Merger is subject to an adjustment based on the amount of Inotek’s net cash at the closing. On a pro forma basis, based upon the number of shares of Inotek common stock to be issued in the Merger, following the closing of the Merger current Inotek stockholders will own approximately 19% of the combined company and current Rocket shareholders will own approximately 81% of the combined company if Inotek has a valuation of at least $47 million, which is based on a projected net cash balance (or cash and cash equivalents minus outstanding liabilities) at the closing of $42 million, plus an additional $5 million of enterprise value. Under the terms of the Merger Agreement, Rocket has a stipulated valuation of $200 million which is not subject to any adjustments. Ten days prior to the closing, Inotek’s estimated net cash at closing will be mutually agreed upon and the final exchange ratio will be calculated based on the relative values of the parties as described in the Merger Agreement. If Inotek’s net cash at closing is within a range of $40.5 million to $43.5 million, no adjustment will be made to the foregoing split. Based on Inotek’s current level of net cash and taking into account Inotek’s projected expenses in connection with the proposed transaction, if the Merger were to close today, the stockholders of Inotek would own appropriately 19% of the combined company and current Rocket’s shareholders would own approximately 81% of the combined company. There can be no assurances as to Inotek’s level of net cash between now and closing.

The Merger Agreement contains a customary “no-shop” provision under which neither Inotek nor Rocket is permitted to (i) solicit any alternative acquisition proposals, (ii) participate in any negotiations or discussions with any person relating to any alternative acquisition proposal, (iii) approve, endorse or recommend any alternative acquisition proposal, or (iv) enter into any agreement relating to any alternative acquisition proposal. The Inotek “no-shop” provision is subject to certain exceptions that permit the board of directors of Inotek to comply with its fiduciary duties, which, under certain circumstances, would enable Inotek to provide information to, and engage in discussions or negotiations with, third parties with respect to alternative acquisition proposals.

The Merger Agreement provides each of Inotek and Rocket with specified termination rights. If the Merger Agreement is terminated by Inotek to accept a superior acquisition proposal or under other circumstances specified in the Merger Agreement, Inotek will be required to pay to Rocket or Rocket will be required to pay Inotek, as the case may be, a termination fee of $2 million (the “Termination Fee”). Further, in connection with the termination of the Merger Agreement if the Rocket shareholders have not approved the Merger Agreement by September 22, 2017, Rocket has agreed to pay Inotek the Termination Fee, and if Inotek’s stockholders do not approve the Merger Agreement Inotek has agreed to reimburse Rocket for its out-of-pocket fees and expenses of up to $500,000.

The Merger Agreement provides that, immediately following the Effective Time, as defined in the Merger Agreement, the board of directors of the combined company will consist of up to seven individuals, two of whom shall be designated by Inotek (and mutually agreeable to Rocket) and the other five of whom shall be designated by Rocket (until each of their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal). In connection with the Merger, Inotek will seek to amend its certificate of incorporation to: (i) effect a reverse split of Inotek common stock at a ratio to be determined by Inotek, which is intended to ensure that the listing requirements of the Nasdaq Global Market are satisfied, (ii) change the name of Inotek to “Rocket Pharmaceuticals, Inc.” and (iii) declassify Inotek’s Board of Directors, subject to the consummation of the Merger.

Inotek’s and Rocket’s obligations to consummate the Merger are subject to the satisfaction or waiver of customary closing conditions, including, among others, obtaining the requisite approvals of the stockholders of Inotek and Rocket, including the approval of the charter amendments by the stockholders of Inotek, and the preparation of a proxy statement.

The board of directors of Inotek has unanimously approved the Merger Agreement and the related transactions, and has adopted resolutions recommending the requisite stockholder approval for the issuance of the shares of Inotek common stock pursuant to the Merger. Inotek has agreed to hold a stockholders’ meeting to submit certain matters to its stockholders for their consideration. In connection with the Merger, Inotek intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant materials in connection with the proposed transactions.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Inotek or Rocket. The Merger Agreement contains representations, warranties and covenants that Inotek and Rocket made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Inotek and Rocket and may be subject to important qualifications and limitations agreed to by Inotek and Rocket in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between Inotek and Rocket rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Inotek’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Voting Agreements

In connection with the execution of the Merger Agreement, Inotek entered into Voting Agreements with its current directors and certain officers, which together beneficially own or control an aggregate of approximately 5% of Inotek common stock. The Voting Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted, all of the shares of Inotek’s common stock beneficially owned by such stockholder in favor of the stockholder proposals submitted at the Inotek stockholders meeting held in connection with the Merger. In addition, shareholders of Rocket owning or controlling approximately 67.2% of Rocket’s voting securities at the time of signing have entered into similar voting agreements whereby they have agreed to vote, or cause to be voted, all of the shares of Rocket beneficially owned by such shareholders in favor of the adoption and approval of the Merger Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Inotek Voting Agreement and the form of Rocket Voting Agreement, which are provided as Exhibit B to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lockup Agreements

Concurrently and in connection with the execution of the Merger Agreement, Rocket’s chief executive officer and chief financial officer, current directors and certain shareholders of Rocket, who collectively own or control approximately 62.1% of Rocket’s voting securities at the time of signing, and current directors and certain officers of Inotek, which together beneficially own or control an aggregate of approximately 5% of Inotek common stock, entered into lock-up agreements with Inotek, in substantially the form provided as Exhibit C to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein (the “Lockup Agreements”), pursuant to which each stockholder will be subject to a 180 day lockup on the sale of shares of Inotek common stock received in the Merger.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares to be issued by Inotek in the Merger will be issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(2) of the Securities Act, and other applicable requirements were met.

Item 5.01.	Changes in Control of Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 12, 2017, Inotek entered into an amendment to the Offer Letter with Inotek’s Executive Vice President, Chief Medical Officer, Rudolf A. Baumgartner, MD, dated May 2, 2007, as amended on December 23, 2008, October 9, 2009 and August 7, 2017 (the “Amendment”). Under the Amendment, in the event Dr. Baumgartner’s employment is terminated either by Inotek without Cause, as defined in the Amendment, or as the result of his resignation for Good Reason, as defined in the Amendment, then Dr. Baumgartner shall receive 12 months of severance pay at his current monthly base salary in exchange for his execution of a release of claims in Inotek’s favor. In addition, if Dr. Baumgartner’s employment is terminated either by Inotek without Cause or as a result of his resignation for Good Reason, Inotek will pay the employee portion of premiums if he elects COBRA continuation coverage until either the end of his 12-month severance period or the end of his eligibility for COBRA. Further, if Dr. Baumgartner’s employment is terminated either by Inotek without Cause or as a result of his resignation for Good Reason, his outstanding stock options and other stock-based awards will accelerate and vest in full and become exercisable or nonforfeitable as of the date of the termination or resignation, as applicable.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Item 8.01.	Other Events.

On September 12, 2017, Inotek issued a press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION TO BE FILED WITH THE SEC

In connection with the proposed transaction, Inotek plans to file with the SEC a proxy statement relating to the approval of the Merger Agreement. The information in the preliminary proxy statement is not complete and may be changed. The proxy statement and this communication are not offers to sell Inotek securities and are not soliciting an offer to buy Inotek securities in any state where the offer and sale is not permitted.

The definitive proxy statement will be mailed to stockholders of Inotek. INOTEK URGES INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (when available) and other documents filed with the SEC by Inotek through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement (when available) and other documents filed with the SEC can also be obtained on Inotek’s website at http://ir.inotekpharma.com/phoenix.zhtml?c=254118&p=irol-sec.

Participants in Solicitation

Inotek, Rocket and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Inotek in connection with the Merger. Information about the directors and executive officers of Inotek is set forth in Inotek’s Form 10-K for the fiscal year ended December 31, 2016 and filed with the SEC on March 16, 2017 and the proxy statement filed with the SEC on April 26, 2017. Additional information regarding the interests of these participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

This document will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Inotek or Rocket, the management of either such company or the proposed transaction between Inotek and Rocket, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Inotek and Rocket undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmaceutical industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Inotek has filed with the SEC as well as the possibility that (1) the parties may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the Merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) the parties may not be able to satisfy the conditions precedent to consummate the proposed transaction; (4) the proposed transaction may divert management’s attention from Inotek’s ongoing business operations; (5) the anticipated benefits of the proposed transaction might not be achieved; (6) Rocket’s clinical programs and pre-clinical studies may not be successful or completed on time; (7) Rocket may not be able to successfully demonstrate safety and efficacy of its clinical programs or pre-clinical studies; (8) Rocket’s expectations regarding the future development of its clinical programs and pre-clinical studies may not materialize; (9) Rocket’s clinical programs may not obtain necessary regulatory or other approvals; (10) Rocket’s clinical programs may not meet proof of concept; (11) Rocket may not be able to raise the necessary capital to conduct Rocket’s clinical programs and pre-clinical studies or such capital may not be available; (12) the prospective market size of Rocket’s drug candidates may be different than currently anticipated; (13) the proposed transaction may involve unexpected costs; (14) the business may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with third parties or retaining key employees; (15) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (16) the parties may be subject to risks related to the proposed transaction, including any legal proceedings related to the proposed transaction and the general risks associated with the respective businesses of Inotek and Rocket, including the general volatility of the capital markets, terms and deployment of capital, volatility of Inotek share prices, changes in the biotechnology industry, interest rates or the general economy, underperformance of Inotek’s or Rocket’s assets and investments, decreased ability to raise funds and the degree and nature of Inotek’s and Rocket’s competition, as well as the risk that unexpected reductions in Inotek’s cash balance could adversely affect the portion of the combined company that the Inotek stockholders retain; (17) activist investors might not approve of the proposed transaction; or (18) the risks that are more fully described in the section titled “Risk Factors” in Inotek’s most recent Quarterly Report on Form 10-Q filed with the SEC, as well as subsequent and other documents filed from time to time with the SEC by Inotek could materialize. Additionally, forward-looking statements related to Rocket’s future expectations are subject to numerous risks and uncertainties, including risks that planned development milestones and timelines will not be met. Additional risks relating to Rocket’s business and operations will be set forth in the proxy statement that Inotek will file to seek stockholder approval of the merger. Neither Inotek nor Rocket gives any assurance that either Inotek or Rocket will achieve its expectations.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Inotek described in the “Risk Factors” section of its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by Inotek from time to time with the SEC, as well as Risk Factors relating to Rocket that will be contained in definitive proxy statement for the proposed merger between Inotek and Rocket. All forward-looking statements included in this document are based upon information available to Inotek and Rocket the date hereof, and neither Inotek nor Rocket assumes any obligation to update or revise any such forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 12, 2017, by and among Inotek Pharmaceuticals Corporation, Rocket Pharmaceuticals, Ltd. and Rome Merger Sub (1)

10.1	Amendment to Offer Letter, effective as of September 12, 2017, by and between Inotek and Rudolf A. Baumgartner, MD

99.1	Press release of Inotek Pharmaceuticals Corporation dated September 12, 2017

(1)	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Inotek agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Inotek may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

*     *      *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2017	INOTEK PHARMACEUTICALS CORPORATION

	By:	/s/ Dale Ritter
Dale Ritter
Vice President – Finance

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 12, 2017, by and among Inotek Pharmaceuticals Corporation, Rocket Pharmaceuticals, Ltd. and Rome Merger Sub (1)

10.1	Amendment to Offer Letter, effective as of September 12, 2017, by and between Inotek and Rudolf A. Baumgartner, MD

99.1	Press release of Inotek Pharmaceuticals Corporation dated September 12, 2017

(1)	Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Inotek agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Inotek may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.